UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2010, TVA executed a $1,000,000,000 Spring Maturity Credit Agreement with Bank of America, N.A., Morgan Stanley Bank, N.A., The Bank of New York Mellon, Toronto Dominion (New York) LLC, and First Tennessee Bank, N.A. (the “Agreement”).  Bank of America, N.A., serves as Administrative Agent and Letter of Credit Issuer of the Agreement and is also a Lender under the Agreement.  The Agreement allows TVA to access up to $1,000,000,000 in either loans or letters of credit, and will expire on May 11, 2011.  The interest rate on any borrowing under the Agreement is variable based on market factors and the rating of TVA’s senior unsecured long-term non-credit enhanced debt.  TVA is required to pay an unused facility fee on the portion of the $1,000,000,000 against which TVA has not borrowed or committed under letters of credit.  This fee, along with the fee on any letter of credit, may fluctuate depending on the rating of TVA’s senior unsecured long-term non-credit enhanced debt.

The Agreement replaces TVA’s prior $1,000,000,000 Spring Maturity Credit Agreement with Bank of America, N.A., dated as of March 26, 2009, and amended as of May 13, 2009, and May 11, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2010	Tennessee Valley Authority
(Registrant)

/s/ John M. Thomas III
John M. Thomas III
Chief Financial Officer